SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                               December 28, 2007
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

     The following financial statements of Tonertype of Florida, LLC are filed herewith:
                                                                 Page
                                                                 -----

Independent Auditors' Report ..................................  F-1
Balance Sheets as of December 31, 2006 and 2005 ...............  F-2
Statements of Operations for the Years Ended December 31,
  2006 and 2005 ...............................................  F-3
Statement of Changes in Members' Equity for the Years Ended
  December 31, 2006 and 2005 ..................................  F-4
Statements of Cash Flows for the Years Ended December 31,
  2006 and 2005 ...............................................  F-5
Notes to Financial Statement ..................................  F-6-F-9
Unaudited Balance Sheets as of September 30, 2007 and 2006 ....  F-10
Unaudited Balance Sheets for the Nine Months Ended
  September 30, 2007 and 2006 .................................  F-11
Unaudited Statement of Changes in Member's Equity for the
  Nine Months Ended September 30, 2007 and 2006 ...............  F-12
Unaudited Statements of Cash Flows for the Nine Months Ended
  September 30, 2007 and 2006 .................................  F-13
Notes to Unaudited Financial Statements .......................  F-14-F-18

(b) Pro forma financial information.

     The following pro forma financial information related to the acquisition of the assets of Tonertype of Florida, LLC is filed herewith:

                                                                 Page
                                                                 -----

Unaudited Pro Forma Combined Condensed Financial Statements....  F-19
Unaudited Pro Forma Combined Condensed Statement of Operations
  For the Year Ended December 31, 2006 ........................  F-20
Unaudited Pro Forma Combined Condensed Balance Sheet
  September 30, 2007 ..........................................  F-21-F-22
Unaudited Pro Forma Combined Condensed Statement of
  Operations For the Nine Months Ended September 30, 2007 .....  F-23
Notes to Unaudited Pro Forma Combined Condensed Financial
  Statements ..................................................  F-24-25














                                     2



(c) Exhibits.

The exhibits identified below are filed as part of this report:

     2.1   Asset Purchase Agreement dated as of December 19, 2007,
           Among TT Acquisition, LLC, a Delaware limited liability company, American Tonerserv Corp., a Delaware corporation, Tonertype of Florida, LLC, a Florida limited liability company, and David T. Shaver and Clyde C. Shaver *

    10.1   Short-Term Promissory Note to Tonertype of Florida, LLC*

    10.2   Installment Promissory Note to Tonertype of Florida, LLC*

    10.3   Contingent Convertible Promissory Note to Tonertype of Florida,
           LLC *

---------------------------
*  Previously filed.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: March 10, 2008              By: /s/ Daniel J. Brinker
                                       Daniel J. Brinker
                                       President























                                     3






                        Independent Auditors' Report


To the Members and Board of Directors
Tonertype of Florida, LLC:

We have audited the accompanying balance sheets of Tonertype of Florida, LLC (the Company) as of December 31, 2006 and 2005 and the related statements of operations, changes in members' equity and cash flows for the years then ended. The financial statements referred to above are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tonertype of Florida, LLC as of December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Kirkland, Russ, Murphy & Tapp


August 23, 2007
(except for Note 7, as to which the date is December 28, 2007)

                          TONERTYPE OF FLORIDA, LLC

                                Balance Sheets

                          December 31, 2006 and 2005

          Assets                                      2006           2005
                                                   ----------     ----------

Current assets:
  Cash                                             $    3,714     $   39,755
  Accounts receivable                                 539,045        508,903
  Inventory                                           394,463        309,599
                                                   ----------     ----------
     Total current assets                             937,222        858,257

Property and equipment, net                           112,697        101,318

Deposits and other assets                               9,959          9,959
                                                   ----------     ----------
     Total assets                                  $1,059,878     $  969,534
                                                   ==========     ==========

          Liabilities and Members' Equity

Current liabilities:
  Accounts payable and accrued expenses            $  413,422     $  420,872
  Notes payable, current portion                       15,469         20,937
  Deferred revenue                                     11,256         11,970
  Revolving line of credit                            110,089        110,089
                                                   ----------     ----------
     Total current liabilities                        550,236        563,868

Notes payable, less current portion                    23,277         38,746
                                                   ----------     ----------
     Total liabilities                                573,513        602,614

Members' equity                                       486,365        366,920
                                                   ----------     ----------
     Total liabilities and members' equity         $1,059,878     $  969,534
                                                   ==========     ==========










See accompanying independent auditors' report and notes to financial statements.

                            TONERTYPE OF FLORIDA, LLC

                             Statement of Operations

                  For the Years Ended December 31, 2006 and 2005

                                                      2006           2005
                                                   ----------     ----------

Net sales                                          $4,836,957     $3,858,391
Cost of sales                                       2,593,741      1,947,410
                                                   ----------     ----------
     Gross profit                                   2,243,216      1,910,981
                                                   ----------     ----------
Operating expenses:
  Selling, general and administrative expenses      1,678,268      1,516,139
                                                   ----------     ----------
     Income from operations                           564,948        394,842

Loss on disposal of property and equipment               -           (46,915)
Interest expense                                      (15,403)        (4,392)
                                                   ----------     ----------
     Net income                                    $  549,545     $  343,535
                                                   ==========     ==========


























See accompanying independent auditors' report and notes to financial statements.

                            TONERTYPE OF FLORIDA, LLC

                      Statement of Changes in Members' Equity

                  For the Years Ended December 31, 2006 and 2005


Balance at December 31, 2004                                   $   317,285

Distributions                                                     (293,900)

Net income                                                         343,535
                                                               -----------
Balance at December 31, 2005                                       366,920

Distributions                                                     (430,100)

Net income                                                         549,545
                                                               -----------
Balance at December 31, 2006                                   $   486,365
                                                               ===========




See accompanying independent auditors' report and notes to financial statements.

                           TONERTYPE OF FLORIDA, LLC

                            Statement of Cash Flows

                  For the Years Ended December 31, 2006 and 2005

                                                      2006           2005
                                                   ----------     ----------
Cash flows from operating activities:
 Net income                                        $  549,545     $  343,535
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                       40,794         50,607
   Loss on disposal of property and equipment            -            46,915
   Changes in operating assets and liabilities:
    Accounts receivable                               (30,142)      (207,452)
    Inventory                                         (84,864)       (23,343)
    Deposits and other assets                            -            (9,959)
    Accounts payable and accrued expenses              (7,450)       126,819
    Deferred revenue                                     (714)        11,970
                                                   ----------     ----------
     Net cash provided by operating activities        467,169        339,092
                                                   ----------     ----------
Cash flows from investing activities:
 Additions to property and equipment                  (52,173)       (57,929)
 Proceeds from sale of property and equipment            -            10,370
                                                   ----------     ----------
     Net cash used in investing activities            (52,173)       (47,559)
                                                   ----------     ----------
Cash flows from financing activities:
 Net proceeds from revolving line of credit              -            72,483
 Proceeds from issuance of notes payable                 -            24,686
 Payments on notes payable                            (20,937)       (69,637)
 Distributions to members                            (430,100)      (293,900)
                                                   ----------     ----------
     Net cash used in financing activities           (451,037)      (266,368)
                                                   ----------     ----------
Net (decrease) increase in cash                       (36,041)        25,165

Cash, beginning of year                                39,755         14,590
                                                   ----------     ----------
Cash, end of year                                  $    3,714     $   39,755
                                                   ==========     ==========

Supplemental cash flow disclosure information:
 Interest paid                                     $   15,403     $    4,392
                                                   ==========     ==========





See accompanying independent auditors' report and notes to financial statements.

                           TONERTYPE OF FLORIDA, LLC

                         Notes to Financial Statements

                          December 31, 2006 and 2005


(1)  Summary of Significant Accounting Policies

     (a)  Organization and Basis of Presentation

Tonertype of Florida, LLC (the Company) was organized under the laws of the State of Florida in 2003. The Company was formerly known as Tonertype, Inc. and was incorporated in Florida in 1995. During 2003, Tonertype, Inc. merged its net assets into the Company with the Company becoming the surviving entity. The Company manufactures, remanufactures and distributes toner cartridges and provides printer maintenance and repair services. The Company maintains offices in Tampa, Florida.

     (b)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

     (c)  Concentration of Credit Risk

The Company maintains cash balances at financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation
(FDIC) insurance limit.

     (d)  Allowance for Doubtful Accounts

Management provides for an allowance for doubtful customer accounts, on a specifically identified basis, as well as through historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. As of December 31, 2006 and 2005, the Company determined that no allowance was necessary.

     (e)  Inventory

Inventory consists primarily of toner cartridges and service parts. Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

     (f)  Property and Equipment

Property and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Depreciation is calculated using the straight-line method over the useful lives of the assets.

                          TONERTYPE OF FLORIDA, LLC

(1)  Summary of Significant Accounting Policies - Continued

     (g)  Revenue and Cost Recognition

The Company generates revenue from manufacturing, remanufacturing, distribution, and servicing of components related to laser printers, inkjets and computer systems.

Manufacturing and distribution revenue is recognized upon delivery of the products when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collection of the fee is probable. Generally, these criteria are met at the time the product is shipped.

Contract revenue is deferred and recognized ratably over the term of the maintenance arrangement, which is typically one year.

Service revenue is recognized as repairs are performed.

     (h)  Income Taxes

The Company is organized as a Florida limited liability company. As a result, income and losses of the Company are passed through to its members for federal income tax purposes. Accordingly, the accompanying financial statements do not include a provision for income taxes.

     (i)  Variable Interest Entities

Financial Accounting Standards Board Interpretation No. 46 (Revised December
2003) (FIN 46(R)), Consolidation of Variable Interest Entities, requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of operations of the variable interest entity should be included in the financial statements of the enterprise. FIN 46(R) also requires certain disclosures of variable interest entities when an enterprise is not the primary beneficiary. The Company has determined that there are no variable interest entities for which the Company is the primary beneficiary. Accordingly, adjustments and disclosures that are required under FIN 46(R) have no impact to the accompanying financial statements.

(2)  Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2006 and 2005 was approximately $32,000 and $7,000, respectively.

                           TONERTYPE OF FLORIDA, LLC

(3)  Property and Equipment, Net

Property and equipment, net consists of the following as of December 31, 2006 and 2005:

                                                      2006           2005
                                                   ----------     ----------

Vehicles                                           $  147,727     $  147,727
Equipment                                             113,222         61,049
                                                   ----------     ----------
                                                      260,949        208,776

Less accumulated depreciation                        (148,252)      (107,458)
                                                   ----------     ----------
   Property and equipment, net                     $  112,697     $  101,318
                                                   ==========     ==========

Depreciation expense for the years ended December 31, 2006 and 2005 totaled $40,794 and $50,607, respectively.

(4)  Notes Payable

Notes payable consists of the following as of December 31, 2006 and 2005:

                                                      2006           2005
                                                   ----------     ----------
Notes payable, monthly principal and interest
 payments totaling $2,096 at rates ranging
 from 5% to 10% per annum, with various
 maturity dates through 2009, secured by
 purchased vehicles                                $   38,746     $   59,683

 Less current portion                                 (15,469)       (20,937)
                                                   ----------     ----------
                                                   $   23,277     $   38,746
                                                   ==========     ==========

At December 31, 2006, the Company's notes payable are scheduled to mature as follows:

                   Year Ending
                   December 31:                Amount
                   ------------               --------

                       2007                   $ 15,469
                       2008                     14,067
                       2009                      9,210
                                              ========

                           TONERTYPE OF FLORIDA, LLC

(5)  Revolving Line of Credit

During October 2006, the Company renewed its revolving line of credit (the
Line). The Line provides for maximum borrowings up to $150,000. Interest is payable monthly at .50% plus the lender's base rate (8.75% and 8.00% as of December 31, 2006 and 2005, respectively). The Line is collateralized by all assets of the Company and matures on November 1, 2007. The outstanding borrowings were $110,089 as of December 31, 2006 and 2005, respectively.

(6)  Operating Lease

The Company is presently leasing office space in Tampa, Florida under a non-cancelable operating lease agreement that expires on January 31, 2011. Minimum lease payments under the aforementioned operating lease agreement for the next five years are approximately as follows:

                     2007       $  123,000
                     2008          125,000
                     2009          127,000
                     2010          130,000
                     2011           11,000
                                ==========

Rent expense was approximately $121,000 and $105,000 for the years ended December 31, 2006 and 2005, respectively.

(7)  Subsequent Event

On December 28, 2007, the Company closed on an asset purchase agreement with American TonerServ Corp. to sell substantially all of the assets of its retail toner and ink printer cartridge and service business. The purchase price was $4,000,000 plus certain liabilities assumed by American TonerServ Corp.

                            TONERTYPE OF FLORIDA, LLC

                            Unaudited Balance Sheets

                           September 30, 2007 and 2006


          Assets                                      2006           2005
                                                   ----------     ----------
Current assets:
  Cash                                             $   46,674     $    8,192
  Accounts receivable                                 586,937        419,489
  Inventory                                           489,125        401,198
                                                   ----------     ----------
     Total current assets                           1,122,736        828,879

Property and equipment, net                           124,284         88,088

Deposits and other assets                               9,959           -
                                                   ----------     ----------
     Total assets                                  $1,256,979     $  916,967
                                                   ==========     ==========

          Liabilities and Members' Equity

Current liabilities:
  Accounts payable and accrued expenses            $  495,684     $  273,641
  Notes payable, current portion                       23,711         15,469
  Revolving line of credit                            147,634         90,089
                                                   ----------     ----------
     Total current liabilities                        667,029        379,199
                                                   ----------     ----------

Notes payable, less current portion                    47,789         26,997
                                                   ----------     ----------
     Total liabilities                                714,818        406,196
                                                   ----------     ----------
Members' equity                                       542,161        510,771
                                                   ----------     ----------
     Total liabilities and members' equity         $1,256,979     $  916,967
                                                   ==========     ==========

                           TONERTYPE OF FLORIDA, LLC

                           Unaudited Balance Sheets

           For the Nine Months Ended September 30, 2007 and 2006

                                                      2006           2005
                                                   ----------     ----------

Net sales                                          $4,087,888     $3,638,663

Cost of sales                                       2,625,705      2,332,181
                                                   ----------     ----------
     Gross profit                                   1,462,183      1,306,482
                                                   ----------     ----------

Operating expenses:
  Selling, general and administrative expenses      1,161,387        881,131
                                                   ----------     ----------
     Income from operations                           300,796        425,351

Loss on disposal of property and equipment
Interest expense                                                        -
                                                   ----------     ----------
     Net income                                    $  300,796     $  425,351
                                                   ----------     ----------

                            TONERTYPE OF FLORIDA, LLC

                Unaudited Statement of Changes in Members' Equity

              For the Nine Months Ended September 30, 2007 and 2006


Balance at December 31, 2005                                  $ 366,920

Distributions                                                  (281,500)

Net income                                                      425,351
                                                              ---------
Balance at September 30, 2006                                   510,771

Distributions                                                  (148,600)

Net income                                                      124,194
                                                              ---------
Balance at December 31, 2006                                    486,365

Distributions                                                  (245,000)

Net income                                                      300,796
                                                              ---------
Balance at September 30, 2007                                 $ 542,161
                                                              =========

                             TONERTYPE OF FLORIDA, LLC

                              Statement of Cash Flows

            For the Nine Months Ended September 30, 2007 and 2006

                                                      2007           2006
                                                   ----------     ----------
Cash flows from operating activities:
  Net income                                       $  300,796     $  425,351
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                      38,188         20,629
    Changes in operating assets and liabilities:
     Accounts receivable                              (47,892)        89,414
     Inventory                                        (94,662)       (91,599)
     Deposits and other assets                           -             9,959
     Accounts payable and accrued expenses             82,262       (147,231)
     Deferred revenue                                 (11,256)       (11,970)
                                                   ----------     ----------
     Net cash provided by operating activities        267,436        294,553

Cash flows from investing activities:
 Additions to property and equipment                  (49,775)        (7,399)
 Proceeds from sale of property and equipment            -              -
                                                   ----------     ----------
     Net cash used in investing activities            (49,775)        (7,399)
                                                   ----------     ----------
Cash flows from financing activities:
  Net proceeds from revolving line of credit             -              -
  Proceeds from issuance of notes payable                -              -
  Payments on notes payable                            70,299        (37,217)
  Distributions to members                           (245,000)      (281,500)
                                                   ----------     ----------
     Net cash used in financing activities           (174,701)      (318,717)
                                                   ----------     ----------
Net (decrease) increase in cash                        42,960        (31,563)
                                                   ----------     ----------
Cash, beginning of year                                 3,714         39,755
                                                   ----------     ----------
Cash, end of year                                  $   46,674     $    8,192
                                                   ----------     ----------
Supplemental cash flow disclosure information:
  Interest paid                                    $     -        $     -
                                                   ==========     ==========

                            TONERTYPE OF FLORIDA, LLC

                   Notes to Financial Statements (Unaudited)

                           September 30, 2007 and 2006

(1)  Summary of Significant Accounting Policies

     (a)  Organization and Basis of Presentation

Tonertype of Florida, LLC (the Company) was organized under the laws of the State of Florida in 2003. The Company was formerly known as Tonertype, Inc. and was incorporated in Florida in 1995. During 2003, Tonertype, Inc. merged its net assets into the Company with the Company becoming the surviving entity. The Company manufactures, remanufactures and distributes toner cartridges and provides printer maintenance and repair services. The Company maintains offices in Tampa, Florida.

The accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary to state fairly the financial position and the results of operations for the interim periods. The unaudited condensed consolidated financial statements have been prepared in accordance with the regulations of the Securities and Exchange Commission ("SEC"), but omit certain information and footnote disclosures necessary to present the statements in accordance with accounting principles generally accepted in the United States of America. Results of interim periods are not necessarily indicative of results for the entire year.

     (b)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

     (c)  Concentration of Credit Risk

The Company maintains cash balances at financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation
(FDIC) insurance limit.

     (d)  Allowance for Doubtful Accounts

Management provides for an allowance for doubtful customer accounts, on a specifically identified basis, as well as through historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. As of September 30, 2007 and 2006, the Company determined that no allowance was necessary.

                           TONERTYPE OF FLORIDA, LLC

(1)  Summary of Significant Accounting Policies - Continued

     (e)  Inventory

Inventory consists primarily of toner cartridges and service parts. Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

     (f)  Property and Equipment

Property and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Depreciation is calculated using the straight-line method over the useful lives of the assets.

     (g)  Revenue and Cost Recognition

The Company generates revenue from manufacturing, remanufacturing, distribution, and servicing of components related to laser printers, inkjets and computer systems.

Manufacturing and distribution revenue is recognized upon delivery of the products when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collection of the fee is probable. Generally, these criteria are met at the time the product is shipped.

Contract revenue is deferred and recognized ratably over the term of the maintenance arrangement, which is typically one year.

Service revenue is recognized as repairs are performed.

     (h)  Income Taxes

The Company is organized as a Florida limited liability company. As a result, income and losses of the Company are passed through to its members for federal income tax purposes. Accordingly, the accompanying financial statements do not include a provision for income taxes.

                           TONERTYPE OF FLORIDA, LLC

     (i)  Variable Interest Entities

Financial Accounting Standards Board Interpretation No. 46 (Revised December
2003) (FIN 46(R)), Consolidation of Variable Interest Entities, requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of operations of the variable interest entity should be included in the financial statements of the enterprise. FIN 46(R) also requires certain disclosures of variable interest entities when an enterprise is not the primary beneficiary. The Company has determined that there are no variable interest entities for which the Company is the primary beneficiary. Accordingly, adjustments and disclosures that are required under FIN 46(R) have no impact to the accompanying financial statements.

(2)  Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the nine months ended September 30, 2007 and 2006 was approximately $117,712 and $7,098, respectively.

(3)  Property and Equipment, Net

Property and equipment, net consists of the following as of September 30, 2007 and 2006:

                                                      2006           2005
                                                   ----------     ----------

Vehicles                                           $  197,502     $  147,129
Equipment                                             113,222         69,046
                                                   ----------     ----------
                                                      310,724        216,175

Less accumulated depreciation                        (186,440)      (128,087)
                                                   ----------     ----------
   Property and equipment, net                     $  124,284     $   88,088
                                                   ==========     ==========

Depreciation expense for the nine months ended September 30, 2007 and 2006 totaled $38,188 and $20,629, respectively.

                          TONERTYPE OF FLORIDA, LLC

(4)  Notes Payable

Notes payable consists of the following as of September 30, 2007 and 2006:

                                                      2007           2006
                                                   ----------     ----------
Notes payable, monthly principal and interest
 payments totaling $2,096 at rates ranging
 from 5% to 10% per annum, with various
 maturity dates through 2009, secured by
 purchased vehicles                                $   71,500     $   42,466

 Less current portion                                 (14,067)       (15,469)
                                                   ----------     ----------
                                                   $   57,433     $   26,997
                                                   ==========     ==========

At September 30, 2007, the Company's notes payable are scheduled to mature as follows:

                   Twelve Months
                      Ending
                   September 30:                Amount
                   -------------               --------

                       2008                   $ 23,711
                       2009                     18,854
                       2010                      9,645
                       2011                      9,645
                       2012                      9,645
                                              ========
(5)  Revolving Line of Credit

During October 2006, the Company renewed its revolving line of credit (the
Line). The Line provides for maximum borrowings up to $150,000. Interest is payable monthly at .50% plus the lender's base rate (8.5% s of September 30, 2007 and 2006, respectively). The Line is collateralized by all assets of the Company and matures on November 1, 2007. The outstanding borrowings were $147,634 and $90,089 as of September 30, 2007 and 2006, respectively.

                           TONERTYPE OF FLORIDA, LLC

(6)  Operating Lease

The Company is presently leasing office space in Tampa, Florida under a non-cancelable operating lease agreement that expires on January 31, 2011. Minimum lease payments under the aforementioned operating lease agreement for the next five years are approximately as follows:

                       2008         $ 125,000
                       2009           127,000
                       2010           130,000
                       2011            11,000
                                    =========

Rent expense was approximately $100,063 and $82,185 for the nine months ended September 30, 2007 and 2006, respectively.

(7)  Subsequent Event

On December 28, 2007, the Company closed on an asset purchase agreement with American TonerServ Corp. to sell substantially all of the assets of its retail toner and ink printer cartridge and service business. The purchase price was $4,000,000 plus certain liabilities assumed by American TonerServ Corp.

                             AMERICAN TONERSERV CORP.
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of American TonerServ Corp. and Tonertype of Florida, LLC described below, after giving effect to the merger of American TonerServ Corp. and Tonertype of Florida, LLC using the purchase method of accounting. American TonerServ Corp. is designated as the acquiror for accounting purposes, and the purchase of certain assets of Tonertype of Florida, LLC by adjusting for the removal of the assets and liabilities not being acquired by American TonerServ Corp. and the other assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The acquisition was completed on December 28, 2007.

Certain reclassifications have been made to the audited and unaudited financial statements to conform to the Company's pro forma financial presentation.

The historical financial information set forth below for American TonerServ Corp. and Tonertype of Florida, LLC has been derived from the historical audited financial statements included in American TonerServ Corp.'s Form 10-KSB for the year ended December 31, 2006, and Form 10-QSB for the nine months ended September 30, 2007. The historical financial information as of September 30, 2007 and 2006 for Tonertype of Florida, LLC was derived from the unaudited financial statements of Tonertype of Florida, LLC, which have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. There were no transactions within the combined group. Accordingly, no amounts were required to be eliminated in the combination. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2006 is presented to give effect to the merger of American TonerServ Corp. and the acquisition of certain assets of Tonertype of Florida, LLC as if the acquisitions occurred on January 1, 2006. The unaudited pro forma combined condensed balance sheet as of September 30, 2007 is presented to give effect to the merger of American TonerServ Corp. and certain assets of Tonertype of Florida, LLC as if the acquisition occurred on September 30, 2007. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2007 is presented to give effect to the merger of American TonerServ Corp. and the acquisition of certain assets of Tonertype of Florida, LLC as if the acquisitions occurred on January 1, 2007.

Because these unaudited pro forma combined condensed financial statements have been prepared based on preliminary estimates of fair values and do not include liabilities, if any, which are not presently estimable, the actual amounts recorded may differ materially from the information presented in these unaudited pro forma combined condensed financial statements.

The unaudited pro forma information is not intended to represent or be indicative of the combined results of operations or financial condition of American TonerServ Corp. that would have been reported had the acquisitions described above been completed as of the date presented, and should not be taken as representative of the future combined results of operations or financial position of American TonerServ Corp. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes of American TonerServ Corp. contained in the American TonerServ Corp. Form 10-KSB for the year ended December 31, 2006.

                          AMERICAN TONERSERV CORP.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2006



                                                   American                                         Pro Forma
                                                   TonerServ       Tonertype of                     American
                                                    Corp.         Florida, LLC     Pro Forma       TonerServ
                                                  Historical       Historical     Adjustments         Corp.
                                                  ------------   --------------   -----------      ------------
Revenues:
 Product                                          $   267,784      $4,182,825     $      -         $ 4,450,609
 Service                                              188,649         654,132            -             842,781
                                                   -----------      ----------     -----------      -----------
Total revenues                                        456,433       4,836,957            -           5,293,390
                                                  -----------      ----------     -----------      -----------

Cost of sales:
 Product                                              171,229       2,694,276            -           2,865,505
 Service                                               90,873         363,014            -             453,887
                                                   -----------      ----------     -----------      -----------
Total cost of sales                                   262,102       3,057,290            -           3,319,392
                                                  -----------      ----------     -----------      -----------
Gross profit                                          194,331       1,779,667            -           1,973,998
                                                  -----------      ----------     -----------      -----------
Operating Expenses:
 Salaries and wages                                   580,560         557,742          74,000  (e)   1,212,302
 Professional fees and services                       982,493           5,890          (1,500) (e)     986,883
 Sales and marketing                                   87,990          31,415         (26,618) (e)      92,787
 Amortization of customer lists                        11,503            -            318,257  (f)     329,760
 General and administrative                           239,145         619,672        (130,015)(e)(f)   728,802
                                                  -----------      ----------     -----------      -----------
Total operating expenses                            1,901,691       1,214,719         234,124        3,350,534
                                                  -----------      ----------     -----------      -----------
Income (loss) from operations                      (1,707,360)        564,948        (234,124)      (1,376,536)

Other income (expense):
 Fair value of convertible debt                      (154,166)           -               -            (154,166)
 Interest expense                                     (75,162)       (15,403)       (134,718) (f)     (225,283)
 Change in fair value of warrant liabilities          (35,000)           -               -             (35,000)
 Gain on claims settlements                            37,819            -               -              37,819
                                                  -----------      ----------     -----------      -----------
Net (loss) income                                 $(1,933,869)     $  549,545     $  (368,842      $(1,753,166)
                                                  ===========      ==========     ===========      ===========

   Net Loss per share:
     Basic and diluted                            $     (0.17)                                     $     (0.15)
                                                  ===========                                      ===========

   Weighted average number of shares outstanding:
     Basic and diluted                             11,359,337                                       11,359,337
                                                  ===========                                      ===========

See accompanying Notes to Pro Forma Combined Condensed Financial Statement

                           AMERICAN TONERSERV CORP.
            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             September 30, 2007


                                                   American                                       Pro Forma
                                                  TonerServ        Tonertype of                     American
                                                     Corp.         Florida, LLC    Pro Forma       TonerServ
                                                  Historical       Historical     Adjustments         Corp.
                                                  ------------   --------------   -----------      ------------
ASSETS
Current assets:
 Cash and cash equivalents                        $     75,007     $  46,674       $  (46,674) (a) $     75,007
 Accounts receivables, net of doubtful
  accounts $12,615                                     604,778       586,937          (33,205) (b)    1,158,510
 Prepaid expenses and other current assets              32,923          -                -               32,923
 Inventory                                             214,961       489,125           87,415  (b)      791,501
 Deferred compensation                                 446,898          -                -              446,898
                                                  ------------     ---------      -----------      ------------
     Total current assets                            1,374,567     1,122,736            7,536         2,504,839

Customer lists, net                                  2,356,590          -           2,227,800  (b)    4,584,390
Goodwill                                               421,848          -             759,046  (b)    1,180,894
Property and equipment, net                            108,800       124,284          156,423  (b)      389,507
Other assets                                           114,118         9,959               41 (a)(b)    124,118
                                                  ------------     ---------      -----------      ------------
     Total assets                                 $  4,375,923    $1,256,979      $ 3,150,846      $  8,783,748
                                                  ============    ==========      ===========      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses            $  1,269,562    $  495,684       $  (79,314) (c)  $ 1,685,932
 Shareholder advances                                  490,000                                          490,000
 Acquisition note payable - current portion
 Note payable - current portion
  (net of unamortized discount of $59,145)           1,130,696        23,711          585,933  (d)    1,740,340
 Revolving line of credit                                 -          147,634         (147,634)             -
 Convertible notes payable - current portion
  (net of unamortized discount of $14,001)             562,500          -                -              562,500
 Convertible notes payable - related
   current portion                                     537,500          -                -              537,500
 Deferred revenue                                       57,657          -                -               57,657
                                                  ------------     ---------      -----------      ------------
     Total current liabilities                       4,047,915       667,029          358,985         5,073,929
                                                  ------------     ---------      -----------      ------------

Long-term liabilities:
 Notes payable (net) of unamortized discount of
  $159,383)                                            306,600        47,789        1,200,797  (d)    1,555,186
 Convertible notes payable, related parties            132,000          -             476,501  (d)      608,501
 Warrant liabilities                                    41,495          -                -               41,495
                                                  ------------     ---------      -----------      ------------
     Total long-term liabilities                       480,095        47,789        1,677,298         2,205,182
                                                  ------------     ---------      -----------      ------------
     Total liabilities                               4,528,010       714,818        2,036,283         7,279,111
                                                  ------------     ---------      -----------      ------------
Commitments and contingencies





                                                     F-21


Stockholders' equity:
 Convertible preferred stock, $.001 par value;
  Series C authorized shares; 1,680,633 shares
  outstanding (liquidation preference of
  $1,680,633)                                            1,953          -                -                1,953
 Common stock; $.001 par value, 450,000,000 shares
  23,614,010 shares issued and outstanding              26,643          -                -               26,643
 Members equity                                           -          542,161         (542,161) (g)         -
Additional paid-in capital                          15,645,844          -            1,656,724 (h)   17,302,568
  Accumulated deficit                              (15,826,527)         -                -          (15,826,527)
                                                  ------------     ---------      -----------      ------------
     Total stockholders' equity                       (152,087)      542,161        1,114,563         1,504,637
                                                  ------------     ---------      -----------      ------------
     Total Liabilities and Stockholders'
       Equity                                     $  4,375,923    $1,256,979      $ 3,150,846      $  8,783,748
                                                  ============    ==========      ===========      ============

See accompanying Notes to Pro Forma Combined Condensed Financial Statement

                          AMERICAN TONERSERV CORP.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 2007



                                                   American                                        Pro Forma
                                                  TonerServ        Tonertype of                     American
                                                     Corp.         Florida, LLC    Pro Forma        TonerServ
                                                  Historical       Historical     Adjustments         Corp.
                                                  ------------   --------------   -----------      ------------
Revenues:
 Product                                            2,292,436       3,530,630            -           5,823,066
 Service                                              283,364         557,258            -             840,622
                                                  -----------      ----------     -----------      -----------
Total revenues                                      2,575,800       4,087,888            -           6,663,688
                                                  -----------      ----------     -----------      -----------

Cost of sales:
 Product                                            1,456,932       2,293,371            -           3,750,303
 Service                                              269,174         332,334            -             601,508
 Inventory write-down                                  68,500          -                -                68,500
                                                  -----------      ----------     -----------      -----------
Total cost of sales                                 1,794,606       2,625,705            -           4,420,311
                                                  -----------      ----------     -----------      -----------
Gross profit                                          781,194       1,462,183            -           2,243,377
                                                  -----------      ----------     -----------      -----------
Operating Expenses:
 Salaries and wages                                 1,161,649         476,070          55,500        1,693,219
Professional fees and services                      1,149,485          21,160         (20,375) (e)   1,150,270
 Sales and marketing                                  211,663         117,712         (95,000)         234,375
 General and administrative                           876,937         546,445         (63,613) (f)   1,359,767
 Amortization of customer lists                       232,222            -            238,693          470,915
                                                  -----------      ----------     -----------      -----------
Total operating expenses                            3,631,956       1,161,387         115,205        4,908,548
                                                  -----------      ----------     -----------      -----------
(Loss) gain from operations                        (2,850,762)        300,376        (115,205)      (2,665,171)

Other income (expense):
 Fair value of convertible debt                       (45,833)           -               -             (45,833)
 Interest expense                                    (191,049)           -           (117,315) (f)    (308,364)
 Change in fair value of warrant liabilities            6,332            -               -               6,332
 Gain on claims settlements                             1,301            -               -               1,301
                                                  -----------      ----------     -----------      -----------
Net (loss) income                                 $(3,080,011)     $  300,796     $  (232,520)     $(3,011,735)
                                                  ===========      ==========     ===========      ===========

   Net Loss per share:
     Basic and diluted                            $     (0.13)                                     $     (0.13)
                                                  ===========                                      ===========

   Weighted average number of shares outstanding:
     Basic and diluted                             23,420,257                                       23,420,257
                                                  ===========                                      ===========




See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                            AMERICAN TONERSERV CORP.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                     For the Year Ended December 31, 2006
                   and Nine Months Ended September 30, 2007

1.   BASIS OF PRESENTATION

The accompanying unaudited pro forma combined condensed balance sheet of American TonerServ Corp. ("the Company") at September 30, 2007 assumes the acquisition of Tonertype of Florida, LLC was completed at September 30, 2007. The pro forma combined condensed results of operations for the year ended December 31, 2006 and September 30, 2007 of the Company assumes the acquisition of Tonertype of Florida, LLC and certain assets of Tonertype of Florida, LLC were completed as of January 1, 2006 and January 1, 2007, respectively. These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of Tonertype of Florida, LLC and the unaudited financial statements of Tonertype of Florida, LLC after considering the effect of the adjustments described in these footnotes. American TonerServ Corp. has been designated as the acquirer for accounting purposes.

The accompanying unaudited pro forma combined condensed financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Tonertype of Florida, LLC operations and certain assets of Tonertype of Florida, LLC. Further, actual results may be different from these unaudited pro forma combined financial statements.

2.   THE ACQUISITION

On December 19, 2007, American TonerServ Corp. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with TT Acquisition, LLC, a Delaware limited liability company and a newly formed, wholly-owned subsidiary of the Company ("Subsidiary"), Tonertype of Florida, LLC, a Florida limited liability company ("Tonertype"), and David T. Shaver and Clyde C. Shaver (the "Selling Members"), who own all of the membership interests in Tonertype, relating to the purchase of certain assets of Tonertype's printer business. The closing of the Agreement occurred on December 28, 2007.

The purchase price for the acquisition consisted of $1.5 million in cash and $2.5 million in the form of three promissory notes. The Subsidiary also assumed a liability of Tonertype of approximately $44,000 and the obligations of Tonertype under certain contracts.

One of the promissory notes (the "Short-Term Note") in the amount of $500,000 bears interest at the rate of 5% per annum and is due within 120 days after the closing date.

One of the promissory notes (the "Installment Note"), in the amount of $1,500,000, bears interest at the rate of 5% per annum and has a maturity date three years after the closing date. The Installment Note is payable in monthly installments based on a 60 month amortization schedule with a balloon payment due at maturity.

One of the promissory notes (the "Contingent Note") is in the amount of $500,000 and does not bear interest. The principal amount of the Contingent
Note is subject to adjustment as described below. On December 28, 2009, the principal balance of the Contingent Note will automatically be converted into shares of the Company's common stock at a conversion price equal to $0.22 per share. The Company has agreed to register the shares underlying the Contingent Note for resale under the Securities Act of 1933, as amended.

The principal amount of the Contingent Note (or the Installment Note, in the case of a downward adjustment that exceeds the principal balance of the Convertible Note) shall be adjusted as follows: (i) in the event that the aggregate EBITDA (as defined in the Agreement) for the Contingent Period (as defined in the Agreement) exceeds the Bonus Threshold (as defined in the Agreement), the principal amount of the Convertible Note shall be adjusted upward by an amount equal to 50% of such amount in excess of the Bonus Threshold; or (ii) in the event that the aggregate EBITDA for the Contingent Period is less than the Trigger Amount (as defined in the Agreement), the principal balance of the Convertible Note shall be adjusted downward by an amount equal to such deficiency.

3.   PRO FORMA ADJUSTMENTS

     (a) Represents the assets of Tonertype of Florida, LLC that were not acquired by American TonerServ Corp. as part of the asset purchase agreement.

     (b) Represents the fair value of the assets of Tonertype of Florida, LLC that were acquired by American TonerServ Corp. The property and equipment acquired will be depreciated between two and five years. The customer list will be amortized over seven years.

     (c) Represents the liabilities of Tonertype of Florida, LLC that were not assumed by American TonerServ Corp. as part of the asset purchase agreement.

     (d)  Represents the seller notes related to the purchase of the assets.

     (e) Represents the elimination of nonrecurring expenses on a go forward basis.

     (f) Represents amortization expense, depreciation expense, interest expense and amortization of discount on the notes payable.

     (g) Represents the removal of equity as it was not a component of the purchase.

     (h) Represents the estimated additional paid in capital as a result of the purchase of certain assets of Tonertype of Florida, LLC.